UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Subject: Urgent—Shareholder Vote Required Dear Shareholder,

We are writing to inform you of an upcoming shareholder vote that requires your immediate attention. Your participation is important to ensure that your interests are represented and that the company can move forward on key matters.

Meeting Details:

Date: December 16, 2025

Time: 10:00 AM EST

Record Date for Voting Eligibility: as of September 17, 2025

Purpose of the Meeting: The Portfolio needs the vote of shareholders on important matters pertaining to the Portfolio. Detailed information is provided in the Proxy statement and Notice of Meeting on www.proxyvote.com after entering your control number.

Action Needed/How to Vote:

Please submit your vote on or before December 16, 2025, by one of the following methods:

•	Online: Go to www.proxyvote.com. Your unique control number can be found on the enclosed ballot in the box marked with an arrow.

•	Call: Call 1-844-202-6602 and speak to a live representative.

•	Mail: Mark, sign and date the enclosed ballot and mail in the envelope provided

Please vote promptly as your vote is important. Voting promptly will reduce the time and costs associated with the proxy solicitation and will eliminate your receipt of follow-up telephone calls and additional mailings urging you to cast your vote.

Thank you for your prompt attention and continued support of KKR Credit Opportunities Portfolio.

Sincerely,

/s/ Lori Hoffman

Lori Hoffman

Secretary and Vice President